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EXHIBIT 10.25

                                  [INGEN LOGO]


                   FINANCIAL PROCUREMENT DEVELOPMENT AGREEMENT
                   -------------------------------------------


THIS AGREEMENT made this 15th day of October, 2004 with Ingen Technologies, Inc., a Georgia Corporation, whose business address is 285 E. County Line Road, Calimesa, California 92320, hereinafter referred to as the "Business"; and KHOO Yong Sin, an Individual, whose address is at No. 21 Upper Weld Road, Singapore 207378, is further referred to as the "Finder".

WHEREAS, The Business seeks "Financing" , or such other sums as it may agree to accept, from the Finder and/or it's third party lenders or Investors.

WHEREAS, The Business may seek additional financing for other development projects or to develop other business relationships or joint ventures;

WHEREAS, The Finder is engaged in the business of maintaining relationships with various lenders; and with various development companies and consortiums that provide development services and products; and assisting businesses in acquiring development partners and establishing joint ventures or investment shares;

WHEREAS, for the purpose of this Agreement, the existing terms and conditions shall have the following meanings:

The term "CONNECTED PERSONS" shall include, but not be limited to, any banks, lawyers, agents, corporations, consultants, advisors, consortia, and/or syndicate members, associates, affiliates, and any person, corporation or entity that comes to have any knowledge or information concerning any and all transactions covered by this Agreement, as a result of any communication directly with, originating from, or relating to either the Business or the Finder.

The term "DEVELOPMENT" shall mean any and all projects of the Business that are funded by the Finder's third party lenders subsequent to the Business' first project as contemplated hereunder. These projects may include, but are not limited to, construction, design, equipment and other services and products which the Finder assists the Business in funding as well as assisting the Business in acquiring development partners or joint ventures.

The terms "FINANCE" or "FINANCING" or "FUNDING" or "Investors" or "Investing" shall mean the consideration in the form of monies or benefit(s) that the Business has authorized the Finder to obtain on its behalf.

The term "LENDER(S)" shall include, but not be limited to, any type of financing source or organization from whom a commitment to provide a loan or obtain a benefit is sought.

The terms "LOAN" or "BENEFIT" shall mean the advancement or commitment to advance monies or other consideration, in the form of either Debt or Equity resulting from the efforts of the Finder for the benefit of the Business. The "Benefit" may include, but not necessarily be limited to, loans, private placements, mergers, acquisitions and the sales of various forms of securities or stock.

The term "TRANSACTION(S)" shall include any and all stages of negotiations, discussions, communications, of whatever form, and completions between the parties hereto and their connected persons regarding opportunities to enter into business transactions made available by either party and their connected persons to the other party and its connected persons, which transactions shall specifically include arranging the purchase and sale of all types of banking instruments, assets, commodities, and all types of financial facilities.

NOW, THEREFORE, in accordance herewith, the Business and the Finder acknowledge and agree to the following covenants, terms and conditions:


1. SCOPE OF WORK:
-----------------

 The Finder, on a non-exclusive basis, agrees to use their best efforts and reasonable diligence to identify one or more appropriate companies, consultants, Lenders or Investors and to seek suitable distribution of products, funding or investment for the Business, on a best-efforts basis, for the Business pursuant to this Agreement.

2. CONFIDENTIALITY AND NON-CIRCUMVENTION:
-----------------------------------------

 The Finder and Company have entered into a separate Confidentiality and Non-Circumvention Agreement.


3. FEES, COSTS AND CHARGES:
---------------------------

a. "Fees, Costs and Charges" identified hereinafter shall be due and payable in accordance herewith.

     1. PLACEMENT FEES. The Finder shall receive for its services rendered, a placement fee of 5% (Five Percent) to be deemed earned at the time of The Business's acceptance of the financing, which shall be upon the signing by the Business of the Lender's or Investor's Commitment Letter or other similar documentation. The placement fee shall be calculated on a percentage of the total "Financing" or "Investing"committed to the Business. The Finder and Business agree that the Placement fee will be distributed as follows:

a)   0% (None) of the Placement Fee will be paid in tender, and will equal 0%
     (none) of the net funding amount.

b) 5% (Five Percent) of the Placement Fee will be paid in equity, whereas the Business will deliver public shares that are registered and restricted under SEC Rule-144 to the Finder equal to the amount of 5% (Five Percent) of the net funding amount.


2. The Business will pay the Finder its' entire placement fee on the day the first funds are deposited in the Bussiness' bank account and approved by the bank, from the Finder's third party lenders or investor.

3. This same placement fee shall apply to any and all projects of the Business that originate and are funded by the Finder's third party lenders or investor subsequent to the Business's first project, as contemplated hereunder, for a period of three (3) years from the date of this Agreement. If the project originates before the end of the three (3) year period but the funding or investing takes place after the three (3) year period the placement fee will apply. For purposes of this agreement "originates" shall be defined to mean all projects and/or contracts for which the Business applies to the Investor or Lender for financial assistance. Any such additional projects may be subject to an Addendum to this Agreement which further describes the project and the amount, type and terms of the funding and any other terms as may be related to this Agreement and the Business agrees to execute all such Addendum's. If the Business refuses to execute such Addendum and proceeds with additional projects then they will be obligated to pay additional placement fees pursuant to this provision for a period of three (3) years.


4. ADDITIONAL RESTRICTIVE AGREEMENTS:
-------------------------------------

a. For a period of two (2) years from the date of the executed FINANCIAL PROCUREMENT DEVELOPMENT AGREEMENT, the Business agrees that it shall not directly or indirectly solicit the financial participation of any Lender, Investor and/or Connected Persons, as defined herein, who have been introduced to the Business by the Finder for the purposes contemplated by this Agreement. The Business recognizes that those Lenders, Investors and/or Connected Persons that have been introduced to them by the Finder have an existing valuable relationship with the Finder. The Business further recognizes the proprietary nature of the Lenders and/or Connected Persons and the confidentiality that is essential to the Finder's business. The Business further agrees that it shall not directly or indirectly refer any Lender, Investor and/or Connected Persons introduced to it by the Finder to any other individual, company, entity or affiliate thereof, or provide anyone whomsoever access to the names of any Lender, Investor and/or Connected Persons introduced to the Business. The Placement Development Fees stated in section 3(a) and 3(b) above will apply to any such referral should such a referral take place during this three year (3) term. This shall not apply to any Lender, Investor and/or Connected Persons with whom the Business has had previous contacts and can provide evidence thereof.


                                   PAGE 1 OF 6
                  FINANCIAL PROCUREMENT & DEVELOPMENT AGREEMENT
                    INGEN TECHNOLOGIES, INC. & KHOO YONG SIN
                                    11/04/05

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b.   The Confidentiality and Non-Circumvention clauses of this Agreement shall continue in full force and effect for a total of three years (3) from the date entered into and shall apply to any and all transactions introduced by either party to the other party hereto, and shall include any subsequent follow-ups, extensions, add-ons, roll-overs or re-negotiated and/or delayed transactions, and/or referrals set forth in section 4(a) above, regardless of the success or earlier states of any such transactions.

c.   The Business acknowledges and agrees that:

 (i.) There is no express or implied warranty or guarantee regarding the successful outcome of the Finder's efforts on behalf of the Business under this Agreement.

 (ii.) The Finder is not an agent for the Business pursuant hereto and, thus, no agency is created hereby and, the Finder warrants and represents that it is not an agent for a lender or Investor to whom the Business is introduced or referred in accordance with this Agreement.

 (iii.) It shall be solely responsible for all necessary due diligence, e.g. the review and investigation of lenders, investors selected and referred by The Finder to The Business prior to or during the negotiation of the loan.

 (iv.) The Finder shall be indemnified and held harmless by the Business from any liability resulting from any legal action or actions by any party to the Business's financial transactions.


5. THREE YEAR TERM UNLESS TERMINATED SOONER:
--------------------------------------------

 The term of this non-exclusive FINANCIAL PROCUREMENT DEVELOPMENT AGREEMENT shall be for three years (3) years from the date of this Agreement unless terminated by mutual written agreement. If the Agreement is so terminated the Finder shall be entitled to receive any placement and development fees pending at time of termination of any business financial commitments procured by the Finder. Notwithstanding termination, the provisions of sections 2, 3(a) and 3(b) hereof shall remain in effect for a period of three years (3) years from the date of the execution of this FINANCIAL PROCUREMENT DEVELOPMENT AGREEMENT.

6. BREACH, CLAIMS AND LITIGATION:
---------------------------------

 Any controversy or claim arising out of or in connection with this Agreement or alleged breach thereof which is not settled by the parties hereto, shall be settled by arbitration in accordance with the statutes and laws of the American Arbitration Association, and the parties hereto agree to use their best endeavors to facilitate such arbitration and thereby conclusively agree to accept the decision of such arbiter as final and binding. Such arbiters shall be authorized to award attorney's fees and costs for such arbitration proceeding. In the event that the Business breaches the Non-Circumvention provisions set forth in section 2, then in such event the Business hereby agrees, without reservation, to immediately pay to the Finder the full amount of placement and development fees, expenses and/or benefits as may have been agreed between the Business and the Finder, or in the event that such circumvention occurred before any such placement and development fees, expenses, and/or benefits were agreed upon. The Business shall immediately pay to the Finder the entire placement and development fees, expenses, and/or benefits that it, the Business, or its connected persons received as a result of such a circumvention, or otherwise as may be agreed by the Finder if either party hereto is required to seek legal remedies available to enforce any provisions of this FINANCIAL PROCUREMENT & DEVELOPMENT AGREEMENT, the aggrieved party shall be entitled to recover all reasonable court costs, attorney fees and other charges and damages ordered by any court of competent jurisdiction from the defaulting party.

7. CONTROLLING LAW:
-------------------

This Agreement shall be interpreted under and by the laws of the State of Georgia, in the USA.


8. ENTIRE AGREEMENT:
--------------------

 This Agreement contains the entire agreement of the parties hereto relating to the procurement of financing and development partnership, as set forth herein. This Agreement shall supersede any and all others as to the matters relating to and as expressed herein. Any prior agreement, promises, or representations not expressly set forth in this Agreement are of no force and effect. Where written agreements are required facsimile copies are binding.


9. AMENDMENT:
-------------

This Agreement may be amended in writing providing that both parties execute such amendment hereto. This Agreement shall bind and inure to the benefit of both parties hereto, their affiliates, associates, heirs, executors, administrators, successors in interest and assigns. This Agreement shall be deemed to apply to any successors in interest and assigns by virtue of any acquisition, merger and/or other business combination of any kind.


10. ASSIGNMENT:
---------------

 Neither party hereto may assign or otherwise transfer its rights and obligations under this FINANCIAL PROCUREMENT & DEVELOPMENT AGREEMENT without prior written consent from the other party. This Agreement shall be deemed binding on all successors in interest and/or assigns except for the collection of any sums due hereunder from the Business to the Finder in which event the Finder may sell or transfer its rights to a third party. The Business further certifies that the Business has carefully read and understands this Agreement and acknowledges the terms and conditions herein and acknowledges receipt of a copy hereof. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and facsimile copies shall be binding.

            /S/ Scott Sand
Agreed by:
            ----------------------------------
                 Scott R. Sand, CEO - Business
                 Ingen Technologies, Inc.






Agreed by:
            ----------------------------------
                                 KHOO Yong Sin


                                   PAGE 2 OF 6
                  FINANCIAL PROCUREMENT & DEVELOPMENT AGREEMENT
                    INGEN TECHNOLOGIES, INC. & KHOO YONG SIN
                                    11/04/05